EXHIBIT 99.1

STRYKER OPERATING RESULTS FOR

QUARTER ENDED DECEMBER 31, 2008

Kalamazoo, Michigan -- January 27, 2009 -- Stryker Corporation (NYSE:SYK) reported operating results for the quarter and year ended December 31, 2008 as follows:

Fourth Quarter Highlights

•	Net sales increased 3.6% (7.7% constant currency) to $1,718 million
•	Orthopaedic Implant sales increased 4.2% (8.9% constant currency)
•	MedSurg Equipment sales increased 2.8% (6.2% constant currency)
•	Net earnings from continuing operations increased 0.6% to $278 million and adjusted net earnings from continuing operations increased 8.4% to $299 million
•	Diluted net earnings per share from continuing operations increased 4.5% to $0.69 from $0.66 and adjusted diluted net earnings per share from continuing operations increased 12.1% to $0.74 from $0.66
•	$250 million share repurchase program was initiated and completed during the quarter

Highlights for the Year Ended December 31, 2008

•	Net sales increased 12.0% (10.5% constant currency) to $6,718 million
•	Orthopaedic Implant sales increased 10.6% (8.8% constant currency)
•	MedSurg Equipment sales increased 14.0% (13.2% constant currency)
•	Net earnings from continuing operations increased 16.3% to $1,148 million and adjusted net earnings from continuing operations increased 17.0% to $1,170 million
•	Diluted net earnings per share from continuing operations increased 17.3% to $2.78 from $2.37 and adjusted diluted net earnings per share from continuing operations increased 17.9% to $2.83 from $2.40
•	$1.0 billion of share repurchase programs were initiated and completed during the year resulting in 17.4 million shares being purchased in the open market

"We are pleased to report our eighth consecutive year of double-digit sales growth for 2008 despite the slowdown in capital purchases by our hospital customers during the fourth quarter," commented Stephen P. MacMillan, President and Chief Executive Officer.  "Six of our eight major product franchises achieved double-digit sales growth in 2008 demonstrating the strength of our diversified business model.  As a result, we were able to deliver 18% adjusted diluted net earnings per share from continuing operations growth in a year that included significant internal and external challenges."

Net sales increased 3.6% to $1,718 million in the fourth quarter of 2008, and increased 12.0% to $6,718 million for the year ended December 31, 2008. On a constant currency basis, net sales increased 7.7% in the fourth quarter and 10.5% for the year.

Net earnings from continuing operations for the fourth quarter and year ended December 31, 2008 were reduced by $22 million of restructuring charges (net of income tax benefits) related to the decisions to simplify the structure of the Company's Japanese distribution business and to substantially reduce development efforts associated with the 2006 acquisition of Sightline Technologies, Ltd.  Net earnings from continuing operations for the year ended December 31, 2007 were reduced by a $13 million intangible asset impairment charge (net of income tax benefit).

Excluding the impact of the 2008 restructuring charges, adjusted net earnings from continuing operations for the fourth quarter of 2008 of $299 million increased 8.4% over net earnings from continuing operations of $276 million for the fourth quarter of 2007 and adjusted diluted net earnings per share from continuing operations for the fourth quarter of 2008 of $0.74 increased 12.1% over diluted net earnings per share from continuing operations of $0.66 for the fourth quarter of 2007.  Excluding the impacts of the 2008 restructuring charges and the 2007 intangible asset impairment charge, adjusted net earnings from continuing operations of $1,170 million for the year ended December 31, 2008 increased 17.0% over adjusted net earnings from continuing operations of $999 million for the year ended December 31, 2007 and adjusted diluted net earnings per share from continuing operations for the year ended December 31, 2008 of $2.83 increased 17.9% over adjusted diluted net earnings per share from continuing operations of $2.40 for the year ended December 31, 2007.

Net earnings for the fourth quarter of 2008 were $278 million, representing a 0.6% increase over net earnings of $276 million for the fourth quarter of 2007.  Diluted net earnings per share for the fourth quarter of 2008 increased 4.5% to $0.69 compared to $0.66 for the fourth quarter of 2007.

Net earnings for the year ended December 31, 2007 included a gain of $26 million (net of income taxes) to reflect the divestiture of the Company's outpatient physical therapy business, Physiotherapy Associates, and net earnings from discontinued operations of $5 million.

Net earnings for the year ended December 31, 2008 were $1,148 million, representing a 12.8% increase over net earnings of $1,017 million for the year ended December 31, 2007.  Diluted net earnings per share for the year ended December 31, 2008 increased 13.9% to $2.78 compared to $2.44 for the year ended December 31, 2007.

Sales Analysis

Domestic sales increased 7.0% in the fourth quarter and 11.2% for the year. International sales decreased 2.3% in the fourth quarter and increased 13.3% for the year. The impact of foreign currency comparisons to the dollar value of international sales was unfavorable by $68 million in the fourth quarter and favorable by $85 million for the year.  On a constant currency basis, international sales increased 9.0% in the fourth quarter and 9.4% for the year.

Worldwide sales of Orthopaedic Implants increased 4.2% in the fourth quarter and 10.6% for the year. On a constant currency basis, sales of Orthopaedic Implants increased 8.9% in the fourth quarter and 8.8% for the year.

Worldwide sales of MedSurg Equipment increased 2.8% in the fourth quarter and 14.0% for the year. On a constant currency basis, sales of MedSurg Equipment increased 6.2% in the fourth quarter and 13.2% for the year.

Income Taxes

The Company's effective income tax rates on earnings from continuing operations for the fourth quarter and year ended December 31, 2008 were 26.9% and 27.4%, respectively, as compared to effective income tax rates on such earnings for the fourth quarter and year ended December 31, 2007 of 28.1% and 28.0%, respectively.  The effective income tax rates for the fourth quarter and year ended December 31, 2008 reflect the impact of the restructuring charges of $22 million (net of $13 million income tax benefits).  The effective income tax rate for the year ended December 31, 2007 reflects the impact of the intangible asset impairment charge of $13 million (net of $7 million income tax benefit).

Outlook for 2009

The Company projects that diluted net earnings per share for 2009 will be in the range of $3.12 to $3.22, an increase of 10% to 14% over adjusted diluted net earnings per share from continuing operations of $2.83 in 2008.  The financial forecast for 2009 anticipates a constant currency net sales increase in the range of 6% to 9%.  If foreign currency exchange rates hold near current levels, the Company anticipates an unfavorable impact on net sales of approximately 4.5% to 5.5% in the first quarter of 2009 and an unfavorable impact on net sales of approximately 3.5% to 4.5% for the full year of 2009.

Conference Call

As previously announced, the Company will conduct a conference call for financial analysts at 4:30 p.m., Eastern Time, today.  To participate in the conference call dial 800-510-9661 (domestic) or 617-614-3452 (international) and enter the participant passcode 38897062. A simultaneous webcast of the call will be accessible via the Company's website at www.stryker.com. The call will be archived on this site for 90 days.

A recording of the call will also be available from 6:30 p.m., Eastern Time, today, until 6:30 p.m. on Tuesday, February 3, 2009. To hear this recording, dial 888-286-8010 (domestic) or 617-801-6888 (international) and enter the passcode 44664788.

Forward-Looking Statements

This press release contains information that includes or is based on forward-looking statements within the meaning of the federal securities law that are subject to various risks and uncertainties that could cause the Company's actual results to differ materially from those expressed or implied in such statements.  Such factors include, but are not limited to: further weakening of economic conditions that could adversely affect the level of demand for the Company's products; pricing pressures generally, including cost-containment measures that could adversely affect the price of or demand for the Company's products; changes in foreign exchange markets; regulatory actions; unanticipated issues arising in connection with clinical studies and otherwise that affect U.S. Food and Drug Administration approval of new products; changes in reimbursement levels from third-party payors; a significant increase in product liability claims; changes in financial markets; and changes in the competitive environment.  Additional information concerning these and other factors is contained in the Company's filings with the U.S. Securities and Exchange Commission, including the Company's Annual Report on Form 10-K and Quarterly Reports on Form 10-Q.

Stryker Corporation is one of the world's leading medical technology companies with the most broadly based range of products in orthopaedics and a significant presence in other medical specialties.  Stryker works with respected medical professionals to help people lead more active and more satisfying lives.  The Company's products include implants used in joint replacement, trauma, craniomaxillofacial and spinal surgeries; biologics; surgical, neurologic, ear, nose & throat and interventional pain equipment; endoscopic, surgical navigation, communications and digital imaging systems; as well as patient handling and emergency medical equipment.  For more information about Stryker, please visit www.stryker.com.

STRYKER CORPORATION
For the Three Month Period and Year Ended December 31, 2008
(Unaudited - In Millions Except Per Share Amounts)
CONDENSED STATEMENTS OF EARNINGS

	Fourth Quarter			Year Ended December 31
	2008	2007	% Change	2008	2007	% Change

Net sales	$1,718.2	$1,658.1	3.6	$6,718.2	$6,000.5	12.0
Cost of sales	556.0	524.5	6.0	2,131.4	1,865.2	14.3

GROSS PROFIT	1,162.2	1,133.6	2.5	4,586.8	4,135.3	10.9
% of Sales	67.6	68.4		68.3	68.9

Research, development and
engineering expenses	99.8	101.8	(2.0)	367.8	375.3	(2.0)
Selling, general and
administrative expenses	647.6	658.9	(1.7)	2,625.1	2,391.5	9.8
Intangibles amortization	9.6	10.0	(4.0)	40.0	41.4	(3.4)
Restructuring charges	34.9	-	--	34.9	-	--
Intangible asset impairment	-	-	--	-	19.8	(100.0)

	791.9	770.7	2.8	3,067.8	2,828.0	8.5

OPERATING INCOME	370.3	362.9	2.0	1,519.0	1,307.3	16.2
% of Sales	21.6	21.9		22.6	21.8

Other income (expense)	9.8	21.1	(53.6)	61.2	62.8	(2.5)

EARNINGS FROM CONTINUING OPERATIONS
BEFORE INCOME TAXES	380.1	384.0	(1.0)	1,580.2	1,370.1	15.3

Income taxes	102.4	107.9	(5.1)	432.4	383.4	12.8

NET EARNINGS FROM CONTINUING
OPERATIONS	277.7	276.1	0.6	1,147.8	986.7	16.3

Net earnings from discontinued operations	-	-	-	-	5.0	(100.0)
Net gain on sale of discontinued operations	-	-	-	-	25.7	(100.0)

NET EARNINGS	$277.7	$276.1	0.6	$1,147.8	$1,017.4	12.8

Basic net earnings per share
Net earnings from continuing operations	$0.70	$0.67	4.5	$2.81	$2.41	16.6
Net earnings from discontinued operations	$ -	$ -	-	$ -	$0.01	(100.0)
Net gain on sale of discontinued operations	$ -	$ -	-	$ -	$0.06	(100.0)
Basic net earnings per share	$0.70	$0.67	4.5	$2.81	$2.48	13.3

Diluted net earnings per share
Net earnings from continuing operations	$0.69	$0.66	4.5	$2.78	$2.37	17.3
Net earnings from discontinued operations	$ -	$ -	-	$ -	$0.01	(100.0)
Net gain on sale of discontinued operations	$ -	$ -	-	$ -	$0.06	(100.0)
Diluted net earnings per share	$0.69	$0.66	4.5	$2.78	$2.44	13.9

Average Shares Outstanding
Basic	399.5	410.7		408.1	409.7
Diluted	402.9	418.2		413.6	417.2

RECONCILIATION OF REPORTED NET EARNINGS FROM CONTINUING OPERATIONS TO ADJUSTED NET EARNINGS
FROM CONTINUING OPERATIONS

	Fourth Quarter			Year Ended December 31
	2008	2007	% Change	2008	2007	% Change
NET EARNINGS FROM CONTINUING
OPERATIONS
Reported net earnings from continuing operations	$277.7	$276.1	0.6	$1,147.8	$986.7	16.3
Restructuring charges	21.7	-	-	21.7	-	-
Intangible asset impairment	-	-	-	-	12.7	(100.0)
Adjusted net earnings from continuing operations	$299.4	$276.1	8.4	$1,169.5	$999.4	17.0

DILUTED NET EARNINGS PER SHARE
FROM CONTINUING OPERATIONS
Reported diluted net earnings per share
from continuing operations	$0.69	$0.66	4.5	$2.78	$2.37	17.3
Restructuring charges	$0.05	$ -	-	$0.05	$ -	-
Intangible asset impairment	$ -	$ -	-	$ -	$0.03	(100.0)
Adjusted diluted net earnings per share
from continuing operations	$0.74	$0.66	12.1	$2.83	$2.40	17.9

STRYKER CORPORATION
For the Three Month Period and Year Ended December 31, 2008
(Unaudited - In Millions)
CONDENSED SALES ANALYSIS

	Fourth Quarter				Year Ended December 31
			% Change				% Change
				Constant				Constant
	2008	2007	Reported	Currency	2008	2007	Reported	Currency

Domestic	$1,128.7	$1,054.6	7.0	7.0	$4,282.2	$3,850.3	11.2	11.2
International	589.5	603.5	(2.3)	9.0	2,436.0	2,150.2	13.3	9.4

NET SALES	$1,718.2	$1,658.1	3.6	7.7	$6,718.2	$6,000.5	12.0	10.5

Orthopaedic Implants	$1,016.9	$976.1	4.2	8.9	$3,967.5	$3,587.3	10.6	8.8
MedSurg Equipment	701.3	682.0	2.8	6.2	2,750.7	2,413.2	14.0	13.2

NET SALES	$1,718.2	$1,658.1	3.6	7.7	$6,718.2	$6,000.5	12.0	10.5

	Fourth Quarter
	% Change
	Domestic	International		Total
			Constant		Constant
SUPPLEMENTAL SALES GROWTH ANALYSIS	Reported	Reported	Currency	Reported	Currency

Orthopaedic Implants sales:
Hips	0	(12)	0	(6)	0
Knees	16	(1)	13	9	15
Trauma	18	3	8	9	12
Spine	20	2	10	15	17
Craniomaxillofacial	13	(2)	11	8	12
Total Orthopaedic Implants	10	(4)	7	4	9

MedSurg Equipment sales:
Surgical equipment and surgical navigation systems	18	(8)	3	9	13
Endoscopic, communications and digital imaging systems	(7)	1	15	(5)	(2)
Patient handling and emergency medical equipment	(2)	35	54	4	7
Total MedSurg Equipment	3	1	14	3	6

	Year Ended December 31
	% Change
	Domestic	International		Total
			Constant		Constant
	Reported	Reported	Currency	Reported	Currency

Orthopaedic Implants sales:
Hips	2	3	0	3	1
Knees	15	13	10	14	13
Trauma	20	17	10	18	14
Spine	22	14	8	19	18
Craniomaxillofacial	21	6	3	16	15
Total Orthopaedic Implants	11	10	6	11	9

MedSurg Equipment sales:
Surgical equipment and surgical navigation systems	16	18	14	17	15
Endoscopic, communications and digital imaging systems	6	18	15	9	8
Patient handling and emergency medical equipment	13	43	41	18	17
Total MedSurg Equipment	11	22	18	14	13

STRYKER CORPORATION
(Unaudited - In Millions)
CONDENSED BALANCE SHEETS

	December 31	December 31
	2008	2007

ASSETS

Cash and cash equivalents	$701.1	$290.5

Marketable securities	1,494.5	2,120.3

Accounts receivable (net)	1,129.5	1,030.7

Inventories	952.7	796.2

Other current assets	701.5	667.2

TOTAL CURRENT ASSETS	4,979.3	4,904.9

Property, Plant and Equipment (net)	963.8	991.6

Goodwill and Other Intangibles (net)	935.5	925.5

Other Assets	724.7	532.0

TOTAL ASSETS	$7,603.3	$7,354.0

LIABILITIES AND SHAREHOLDERS' EQUITY

Current Liabilities	$1,462.1	$1,333.0

Other Liabilities	734.5	642.5

Shareholders' Equity	5,406.7	5,378.5

TOTAL LIABILITIES AND
SHAREHOLDERS' EQUITY	$7,603.3	$7,354.0

STRYKER CORPORATION
For the Three Month Period and Year Ended December 31, 2008
(Unaudited - In Millions)
CONDENSED STATEMENTS OF CASH FLOWS

	Fourth Quarter		Year Ended December 31
	2008	2007	2008	2007

OPERATING ACTIVITIES

Net earnings from continuing operations	$277.7	$276.1	$1,147.8	$986.7

Depreciation	37.4	36.4	155.4	137.1

Amortization	55.7	59.1	232.2	229.5

Restructuring charges	34.9	-	34.9	-

Intangible asset impairment	-	-	-	19.8

Gain on sale of discontinued operations	-	-	-	(40.7)

Changes in working capital and other	13.6	(4.1)	(394.4)	(304.1)

NET CASH PROVIDED BY OPERATING ACTIVITIES	419.3	367.5	1,175.9	1,028.3

INVESTING ACTIVITIES

Acquisitions, net of cash acquired	(3.4)	(8.5)	(14.2)	(54.8)

Proceeds from sale of discontinued operations	-	-	-	144.7

Proceeds from (purchases of) marketable securities, net	36.3	(207.2)	470.9	(1,079.5)

Purchases of property, plant and equipment	(46.1)	(65.0)	(155.2)	(187.7)

Proceeds from sales of property, plant and equipment	8.2	0.3	8.6	0.7

Other	-	-	-	(1.6)

NET CASH PROVIDED BY (USED IN)
INVESTING ACTIVITIES	(5.0)	(280.4)	310.1	(1,178.2)

FINANCING ACTIVITIES

Borrowings (repayments) of debt, net	0.8	(0.9)	6.7	0.8

Dividends paid	-	-	(135.6)	(89.7)

Repurchase and retirement of common stock	(404.0)	-	(1,000.0)	-

Other	38.1	31.3	82.8	102.5

NET CASH PROVIDED BY (USED IN)
FINANCING ACTIVITIES	(365.1)	30.4	(1,046.1)	13.6

Effect of exchange rate changes on cash and cash equivalents	(16.1)	2.1	(29.3)	10.2

CHANGE IN CASH AND CASH EQUIVALENTS	$33.1	$119.6	$410.6	($126.1)

CONTACT:	Katherine A. Owen
Vice President, Strategy and Investor Relations
269/385-2600